Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	Contact: W. Douglas Benn
(818) 871-3000

THE CHEESECAKE FACTORY TO WEBCAST

THIRD QUARTER FISCAL 2010 EARNINGS

CONFERENCE CALL ON OCTOBER 21, 2010

Calabasas Hills, CA — October 7, 2010 — The Cheesecake Factory Incorporated (NASDAQ: CAKE) today announced it will release third quarter fiscal 2010 financial results after the market close on Thursday, October 21, 2010.  The Company will hold a conference call to discuss its results on the same day beginning at 2:00 p.m. Pacific Time, which will be broadcast live over the Internet.

To listen to the conference call, please go to the Company’s website at www.thecheesecakefactory.com at least 15 minutes prior to the call to register and download any necessary audio software.  Click on the “Investors” link on the home page, and select the link for the “Q3 Fiscal 2010 Earnings Conference Call” at the top of the page.  An archive of the webcast will be available shortly after the call and continue through November 21, 2010.

About The Cheesecake Factory Incorporated

The Cheesecake Factory Incorporated created the upscale casual dining segment in 1978 with the introduction of its namesake concept.  The Company operates 163 full-service, casual dining restaurants throughout the U.S., including 149 restaurants under The Cheesecake Factory® mark; 13 restaurants under the Grand Lux Cafe® mark; and one restaurant under the RockSugar Pan Asian Kitchen® mark.  The Company also operates two bakery production facilities in Calabasas Hills, CA and Rocky Mount, NC that produce over 70 varieties of quality cheesecakes and other baked products.  For more information, please visit www.thecheesecakefactory.com.

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The Cheesecake Factory Incorporated

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100